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                                                                    EXHIBIT 11.1


                            UNIT INSTRUMENTS, INC.
                       COMPUTATION OF EARNINGS PER SHARE

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                                                       Three Months Ended                         Nine Months Ended
                                                       ------------------                         ------------------
                                                 02/28/98              03/01/97              02/28/98              03/01/97
                                               -----------            ----------           -----------           -----------

NET LOSS APPLICABLE TO
COMMON STOCK HOLDERS                           $(5,076,000)           $ (900,000)          $(4,153,000)          $(3,456,000)
                                               ============           ===========          ============          ============


BASIC EARNINGS PER SHARE
------------------------

Weighted average number
of shares outstanding                            4,192,334             4,370,325             4,394,334             4,375,794

Net loss per share                             $     (1.21)           $    (0.21)          $     (0.95)          $     (0.79)
                                               ------------           -----------          ------------          ------------


EARNINGS PER SHARE ASSUMING FULL DILUTION
-----------------------------------------
Weighted average number
of shares outstanding                            4,192,334             4,370,325             4,394,334             4,375,794

Common share equivalents, assuming
exercise of stock options
and warrants                                            -0-                   -0-                   -0-                   -0-
                                         ------------------    ------------------    ------------------    ------------------
Average shares used in computing
earnings per share                               4,192,334             4,370,325             4,394,334             4,375,794
                                               ============           ===========          ============          ============
Net loss per share                             $     (1.21)           $    (0.21)          $     (0.95)          $     (0.79)
                                               ============           ===========          ============          ============
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